                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant | |

Filed by a Party other than the Registrant |X|

Check the appropriate box:

         | |  Preliminary Proxy Statement

         | |  Confidential, for Use of the Commission Only (as permitted by Rule
              14a-6(e)(2))

         | |  Definitive Proxy Statement

         |X|  Definitive Additional Materials

         | |  Soliciting Material Under Rule 14a-12

                           TRI-CONTINENTAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                     WESTERN INVESTMENT HEDGED PARTNERS L.P.
                             WESTERN INVESTMENT LLC
                    WESTERN INVESTMENT ACTIVISM PARTNERS LLC
                WESTERN INVESTMENT TOTAL RETURN MASTER FUND LTD.
                  BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
                         BENCHMARK PLUS PARTNERS, L.L.C.
                        BENCHMARK PLUS MANAGEMENT, L.L.C.
                          PARADIGM PARTNERS, N.W., INC.
                                ARTHUR D. LIPSON
                                 SCOTT FRANZBLAU
                                 ROBERT FERGUSON
                                 MICHAEL DUNMIRE
                                   PAUL DEROSA
                                  DAVID B. FORD
                                 ELYSE NAKAJIMA
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

         |X|  No fee required.

         | |  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
              0-11.

         (1)  Title of each class of securities to which transaction applies:

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         (2)  Aggregate number of securities to which transaction applies:

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         (3)  Per unit price or other underlying  value of transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)  Proposed maximum aggregate value of transaction:

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         (5)  Total fee paid:

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         | |  Fee paid previously with preliminary materials:

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         | |  Check box if any part of the fee is offset as provided by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid

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         (2)  Form, Schedule or Registration Statement No:

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         (3)  Filing Party:

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         (4)  Date Filed:

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         Western  Investment  Hedged  Partners L.P.  ("Western  Investment")  is
filing materials contained in this Schedule 14A with the Securities and Exchange
Commission relating to a proxy statement and accompanying proxy cards to be used in  connection  with the  special  meeting of  stockholders  of  Tri-Continental
Corporation  (the  "Company")  scheduled to be held on  September  28, 2006 (the
"Annual  Meeting")  to  solicit  votes in  support  of the  election  of Western
Investment's  slate of director  nominees and against  certain of the  Company's proposals at the special meeting.

         Item 1: On or about  August 22,  2006,  Western  Investment  mailed the following letter to stockholders of the Company:

                 VERY IMPORTANT VOTE: AN OPPORTUNITY TO RESTORE
                 TRI-CONTINENTAL'S PREMIER INVESTMENT REPUTATION

                                                                 August 22, 2006

Dear Stockholders of Tri-Continental Corporation:

         I write  to you as a fellow  investor  in  Tri-Continental.  We are all interested in protecting our investment.  The proxy statement included with this mailing sets forth the reasons why, on behalf of a group of concerned  long-term
Tri-Continental  stockholders,  we oppose both the director slate put forward by the Company and the Company's proposal to amend its charter to reduce the quorum requirement to one-third,  which would permit a small  minority of  stockholders the ability to approve actions on behalf of all stockholders.  We have nominated a slate of outstanding nominees as an alternative to management's slate.

         As you probably  know, at the 2006 Annual  Meeting  neither our nor the
Company's  nominees received enough votes to be elected.  We were upset to learn
that,   for  what  we  believe  to  be  no   compelling   reason,   the  current
Tri-Continental Board has decided to call an unnecessary Special Meeting for the election of three directors. Tri-Continental has estimated that it will spend in excess of  $1,400,000  of  stockholder  money on this  unnecessary  meeting  and election.  The  Company's  action  has  compelled  us to offer  stockholders  an alternative to its nominees.

         This election will likely affect the direction of  Tri-Continental  for years to  come.  We have  proposed  a slate  of  three  outstanding  world-class investors  as  nominees  for  election at the  Special  Meeting.  We believe the election of our slate is in the best interests of all stockholders.

         We  believe   that  the  large   discount   to  net  asset  value  that
Tri-Continental's stock trades at is a reflection of investor disappointment and lack of confidence in J. & W. Seligman & Co. Incorporated's management. Electing our  highly  experienced  nominees,  with  proven  track  records  of success in supervising the investment management process will, in our opinion, send a clear message  that the  enormous  discount  to net asset  value is  unacceptable.  If elected,  our nominees will, if necessary,  consider additional market purchases or self-tenders to reduce the discount to below 5%.

         To assist you in evaluating the  candidates  for election,  we ask that you consider the following  factors when deciding whom to support at the Special
Meeting.

                          WESTERN INVESTMENT'S NOMINEES

                                                                                 Relationship with
                              Professional Investment Experience                      Seligman
-----------------------------------------------------------------------------------------------------

PAUL DEROSA       o  Principal of Mt.  Lucas  Management  Corporation  with             None
                     close to $2 billion under investment
                  o  Previously worked at Citibank,  including managing its
                     proprietary bond portfolio
                  o  Holder of Ph.D. in Economics from Columbia University

DAVID B. FORD     o  Goldman  Sachs  co-head  of Global  Asset  Management,             None
                     1994 to 2003
                  o  Partner/managing  director  The Goldman  Sachs  Group,
                     Inc. 1986-2003

ARTHUR D. LIPSON  o  Previously  headed  fixed  income  research for Lehman             None
                     Brothers and for Paine Webber
                  o  Created the Lehman Brothers bond indices
                  o  Successfully managed private investment  partnerships,
                     including the Western Investment funds, since 1995

                            THE INCUMBENTS

                   Professional Investment Experience (Publicly Disclosed in     Relationship with
                                   Company's proxy statement)                         Seligman
-----------------------------------------------------------------------------------------------------

WILLIAM MORRIS    o  None, other than Tri-Continental and Seligman             Director/trustee of 24
                                                                               Seligman-managed funds

JOHN R. GALVIN    o  None,   other   than   serving   on  boards  of  other    Director/trustee of 24
                     Seligman-managed funds                                    Seligman-managed funds

ROBERT L. SHAFER  o  None,   other   than   serving   on  boards  of  other    Director/trustee of 24
                     Seligman-managed funds                                    Seligman-managed funds

         I am  gravely  concerned  by  Tri-Continental's  performance  under the management  of Seligman and the  leadership of William  Morris,  the Chairman of both  Tri-Continental  and  Seligman.  In  spite  of the  disappointing  returns produced  over the past 15 years by  Seligman  and the legal  challenges  facing
Seligman due to the  investigation  of Seligman for apparent  fraudulent  market timing  practices  - an  investigation  in which  William  Morris  is named as a respondent  - and the  investigation  into  whether  Seligman  engaged  in fraud relating to the advisory fees paid to it, the current  Tri-Continental Board has consistently  voted to retain Seligman as  Tri-Continental's  investment manager and approve the management fees payable to Seligman.

         The New York  Attorney  General  is  currently  investigating  apparent fraudulent  conduct  involving  Seligman.  The  investigations  concern apparent fraudulent market timing practices involving Seligman funds and whether Seligman committed  fraud in respect of the advisory  fees and expenses it received  from
Seligman funds. The market timing  investigation  concerns  apparent  fraudulent conduct in Seligman's  secret  arrangements  with certain  preferred  customers, permitting these preferred  customers to engage in mutual fund timing activities that negatively impacted the investment returns to long-term stockholders in the
Seligman funds  affected.  The New York Attorney  General has estimated that the harm or "dilution" suffered by Seligman stockholders in the funds affected is in excess of $80 million.

         IN LIGHT OF THESE  ALLEGATIONS  AGAINST SELIGMAN AND MR. MORRIS,  EVERY
STOCKHOLDER MUST QUESTION THE JUDGMENT AND INDEPENDENCE OF THE DIRECTORS WHO YET
AGAIN  NOMINATED MR. MORRIS FOR  REELECTION AS A DIRECTOR.  THE  TRI-CONTINENTAL
BOARD'S  FAILURE  TO DEMAND  THE  HIGHEST  STANDARDS  OF ETHICS  AND  INVESTMENT
PERFORMANCE  FROM  SELIGMAN  MAKES US WONDER HOW  COMMITTED IT IS TO  PROTECTING
STOCKHOLDERS.

         Your vote at the September 28, 2006 Special Meeting will decide whether
"business as usual" will  continue  under the  lackluster  and LEGALLY  TROUBLED management of Seligman,  or if  stockholders  will issue a mandate for change by electing our nominees to the  Tri-Continental  Board.  Please carefully read the enclosed proxy  materials.  We urge you to sign,  date and return the GOLD proxy today, voting to install three truly independent stockholder  representatives to the  nine-member  board.  THE LATEST DATED PROXY YOU RETURN WILL BE THE ONLY ONE
COUNTED, SO EVEN IF YOU HAVE ALREADY VOTED, YOU HAVE EVERY LEGAL RIGHT TO CHANGE
YOUR VOTE AND SUPPORT OUR SLATE WITH THE ENCLOSED GOLD CARD. Thank you.

                                         Very truly yours,

                                         /s/ Arthur D. Lipson
                                         Western Investment Hedged Partners L.P.

IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL
INNISFREE M&A INCORPORATED,  TOLL-FREE AT (877) 456-3510. (BANKS AND BROKERS MAY
CALL COLLECT AT (212) 750-5833).

                CERTAIN INFORMATION CONCERNING WESTERN INVESTMENT

Western  Investment Hedged Partners L.P. ("Western  Investment"),  together with the other  Participants (as defined below),  has made a filing with the SEC of a proxy statement (the "Proxy Statement") and accompanying proxy cards to be used, among  other  things,  to  solicit  votes  in  support  of the  election  of the
Participants'  slate of director nominees and against certain of Tri-Continental
Corporation's  (the  "Company")  proposals at the special  meeting (the "special meeting") of the Company scheduled for September 28, 2006.

Western  Investment  advises all  stockholders  of the Company to read the Proxy
Statement  and other proxy  materials  relating  to the special  meeting as they
become  available  because  they  contain  important  information.   Such  proxy
materials   are   available   at  no   charge   on  the   SEC's   web   site  at
http://www.sec.gov.  In addition,  the  Participants  in the  solicitation  will provide copies of the proxy materials,  without charge,  upon request.  Requests for copies should be directed to the  Participants'  proxy solicitor,  Innisfree
M&A  Incorporated,  at its  toll-free  number:  (877)  456-3510 or by e-mail at:
mbrinn@innisfreema.com.

The  Participants  in the proxy  solicitation  are Western  Investment,  Western
Investment  LLC, Arthur D. Lipson,  Western  Investment  Activism  Partners LLC,
Western  Investment Total Return Master Fund Ltd.,  Benchmark Plus Institutional
Partners,  L.L.C.,  Benchmark Plus Partners,  L.L.C., Benchmark Plus Management,
L.L.C., Paradigm Partners, N.W., Inc., Scott Franzblau, Robert Ferguson, Michael
Dunmire,  Paul DeRosa,  David B. Ford and Elyse  Nakajima (the  "Participants").
Information regarding the Participants and their direct or indirect interests is available in the Schedule 13D jointly  filed with the SEC on January 6, 2006, as subsequently  amended on January 10, 2006, February 15, 2006, March 3, 2006, May
12, 2006, and July 12, 2006, and the Proxy Statement.